Exhibit 99.1
Axonics Reports First Quarter 2024 Financial Results

IRVINE, Calif. – April 30, 2024 – Axonics, Inc. (Nasdaq: AXNX), a medical technology company that develops and commercializes innovative and minimally invasive products to treat bladder and bowel dysfunction, today reported financial results for the three months ended March 31, 2024.

“Our commercial team continued to execute at a high level in the first quarter, generating revenue growth of 29% year over year across our portfolio of incontinence products,” said Raymond W. Cohen, chief executive officer. “Our growth was driven by higher utilization and share of wallet for existing sacral neuromodulation customers and the onboarding of new accounts. In addition, gross margin expanded to 75.8%, a new record, as we benefited from higher yields that were achieved through the diligent efforts of our manufacturing and operations team in Irvine.”

Mr. Cohen continued, “We remain confident that our commitment to innovation, quality, direct-to-consumer advertising and providing strong clinical support will continue to drive market expansion. We look forward to the global impact we can make as part of Boston Scientific as we endeavor to bring our life-changing incontinence therapies to more patients than ever before.”

First Quarter 2024 Financial Results
•Net revenue was $91.4 million, an increase of 29% compared to the prior year period.
◦Sacral neuromodulation revenue was $71.7 million, an increase of 30% compared to the prior year period.
◦Bulkamid revenue was $19.7 million, an increase of 27% compared to the prior year period.
•Gross margin was 75.8% compared to 74.3% in the prior year period.
•Operating expenses were $88.4 million and included $3.8 million of acquisition-related costs related to the Boston Scientific merger. Operating expenses were $66.9 million in the prior year period and included $1.8 million of acquisition-related costs.
•Net loss was $19.1 million compared to a net loss of $9.2 million in the prior year period.
•Adjusted EBITDA was $3.0 million compared to $0.9 million in the prior year period.
◦Due to the pending merger with Boston Scientific, Axonics stopped issuing new equity grants to employees as of January 2024. In 1Q24, approximately $6 million of compensation expense, as previously disclosed in Schedule 14A on January 8, 2024, that would normally have been issued as equity compensation shifted to cash compensation and is added back to adjusted EBITDA.
•Cash, cash equivalents, short-term investments and restricted cash were $349 million as of March 31, 2024.
About Axonics
Axonics is a global medical technology company that is developing and commercializing novel products for adults with bladder and bowel dysfunction. Axonics recently ranked No. 2 on the 2023 Financial Times ranking of the fastest growing companies in the Americas after being ranked No. 1 in 2022.

Axonics® sacral neuromodulation systems provide adults with overactive bladder and/or fecal incontinence with long-lived, easy to use, safe, clinically effective therapy. In addition, the company’s best-in-class urethral bulking hydrogel, Bulkamid®, provides safe and durable symptom relief to women with stress urinary incontinence. In the U.S., moderate to severe urinary incontinence affects an estimated 28 million women and fecal incontinence affects an estimated 19 million adults. For more information, visit www.axonics.com.
Use of Non-GAAP Financial Measures
To supplement Axonics’ consolidated financial statements prepared in accordance with generally accepted accounting principles (GAAP), Axonics provides certain non-GAAP financial measures in this release as supplemental financial metrics.

Adjusted EBITDA is calculated as net loss before other income/expense (including interest), income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, acquisition-related costs, cash compensation in lieu of equity compensation due to pending merger, acquired in-process research and development expense, loss on disposal of property and equipment, and expense related to impairment of intangible assets. Management believes that in order to properly understand short-term and long-term financial trends, investors may want to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of GAAP Net Loss to Adjusted EBITDA” later in this release.

The non-GAAP financial measures used by Axonics may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Axonics’ financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “endeavor,” “estimate,” “project,” “continue,” and variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to: Axonics’ ability to consummate the transactions contemplated by the Agreement and Plan of Merger, dated January 8, 2024 (the “Merger Agreement”), by and among Axonics, Boston Scientific Corporation (“Boston Scientific”), and Sadie Merger Sub, Inc., a wholly owned subsidiary of Boston Scientific (“Merger Sub”), providing for the merger of Merger Sub with and into Axonics with Axonics continuing as the surviving company and a wholly owned subsidiary of Boston Scientific (the “Merger”), in a timely manner or at all; the risk that the Merger Agreement may be terminated in circumstances requiring the payment by Axonics of a termination fee; the satisfaction (or waiver) of the conditions to the closing of the Merger; potential delays in consummating the Merger; the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Merger Agreement; Axonics’ ability to timely and successfully realize the anticipated benefits of the Merger; the ability to successfully integrate the businesses of Axonics and Boston Scientific; the effect of the announcement or pendency of the Merger on Axonics’ current plans, business relationships, operating results and business generally; the effect of limitations placed on Axonics’ business under the Merger Agreement; significant transaction costs and unknown liabilities; litigation or regulatory actions related to the Merger Agreement or Merger;

FDA or other U.S. or foreign regulatory or legal actions or changes affecting Axonics or Axonics’ industry; the results of any ongoing or future legal proceedings, including the litigation with Medtronic, Inc., Medtronic Puerto Rico Operations Co., Medtronic Logistics LLC and Medtronic USA, Inc. (the “Medtronic Litigation”); any termination or loss of intellectual property rights, including as a result of the Medtronic Litigation; introductions and announcements of new technologies by Axonics, any commercialization partners or Axonics’ competitors, and the timing of these introductions and announcements; changes in macroeconomic and market conditions and volatility, including the risk of recession, inflation, supply chain constraints or disruptions and rising interest rates; and economic and market conditions in general and in the medical technology industry specifically, including the size and growth, if any, of Axonics’ markets, and risks related to other factors described under “Risk Factors” in other reports and statements filed with the U.S. Securities and Exchange Commission (“SEC”), including Axonics’ most recent Annual Report on Form 10-K, which is available on the investor relations section of Axonics’ website at www.axonics.com and on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this press release are made only as of the date of this press release, and except as otherwise required by federal securities law, Axonics does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Axonics contact:
Neil Bhalodkar
IR@axonics.com

Axonics, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$232,645	$104,811
Short-term investments	100,161	240,149
Accounts receivable, net of allowance for credit losses of $1,079 and $442 at March 31, 2024 and December 31, 2023, respectively	50,529	57,243
Inventory, net	93,187	79,940
Prepaid expenses and other current assets	5,508	9,279
Total current assets	482,030	491,422
Restricted cash	15,826	12,714
Property and equipment, net	17,037	10,760
Intangible assets, net	78,422	81,375
Other assets	23,703	24,235
Goodwill	98,543	99,417
Total assets	$715,561	$719,923

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,770	$18,452
Accrued liabilities	14,752	10,527
Accrued compensation and benefits	16,409	15,060
Operating lease liabilities, current portion	1,456	1,777
Total current liabilities	48,387	45,816
Operating lease liabilities, net of current portion	30,154	25,840
Deferred tax liabilities, net	9,921	10,703
Total liabilities	88,462	82,359
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized, no shares issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Common stock, par value $0.0001, 75,000,000 shares authorized at March 31, 2024 and December 31, 2023; 51,018,179 and 50,770,520 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	5	5
Additional paid-in capital	1,043,577	1,033,778
Accumulated deficit	(399,464)	(380,352)
Accumulated other comprehensive loss	(17,019)	(15,867)
Total stockholders’ equity	627,099	637,564
Total liabilities and stockholders’ equity	$715,561	$719,923

Axonics, Inc.
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net revenue	$91,409	$70,650
Cost of goods sold	22,156	18,150
Gross profit	69,253	52,500
Operating expenses
Research and development	11,056	8,056
General and administrative	15,104	12,168
Sales and marketing	56,191	42,654
Amortization of intangible assets	2,254	2,222
Acquisition-related costs	3,827	1,766
Total operating expenses	88,432	66,866
Loss from operations	(19,179)	(14,366)
Other income (expense)
Interest and other income	3,973	3,628
Interest and other expense	(59)	683
Other income, net	3,914	4,311
Loss before income tax expense (benefit)	(15,265)	(10,055)
Income tax expense (benefit)	3,847	(807)
Net loss	(19,112)	(9,248)
Foreign currency translation adjustment	(1,152)	3,071
Comprehensive loss	$(20,264)	$(6,177)

Net loss per share, basic and diluted	$(0.38)	$(0.19)
Weighted-average shares used to compute basic and diluted net loss per share	50,928,171	48,579,084

Axonics, Inc.
Net Revenue by Product and Region
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Sacral neuromodulation
United States	$69,840	$53,853
International	1,839	1,305
Sacral neuromodulation total	$71,679	$55,158

Bulkamid
United States	$15,219	$11,613
International	4,511	3,879
Bulkamid total	$19,730	$15,492
Total net revenue	$91,409	$70,650

Axonics, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP Net loss	$(19,112)	$(9,248)
Non-GAAP Adjustments:
Interest and other income	(3,973)	(3,628)
Interest and other expense	59	(683)
Income tax expense (benefit)	3,847	(807)
Depreciation and amortization expense	3,182	2,813
Stock-based compensation expense	9,551	10,714
Acquisition-related costs	3,827	1,766
Cash compensation in lieu of equity compensation due to pending merger	5,591	—
Adjusted EBITDA	$2,972	$927